Exhibit 99.1

Thor Announces Organizational Changes

ELKHART, Ind., Feb. 5, 2016 /PRNewswire/ -- Thor Industries, Inc. (NYSE: THO) today announced a series of organizational changes at Keystone RV Company, Dutchmen Manufacturing and CrossRoads RV.

Matt Zimmerman will assume the role of Chief Executive Officer of Keystone, after serving for four years as Keystone RV Company's President. In his new role as CEO, Zimmerman and a select group of Keystone's operations team will provide oversight to Keystone RV Company, Dutchmen Manufacturing and CrossRoads RV. Zimmerman will continue to report directly to Thor President and CEO, Bob Martin.

Announcing the transition, Martin stated, "This marks an exciting step for our Company as we leverage the bench strength of our Keystone leadership team. Given their extraordinary performance in managing Keystone and Dutchmen, we are confident that our team can bring these operations to new levels of success with a continued focus on dealers and customers."

As part of the organizational changes, Ryan Juday will become President of CrossRoads RV, assuming responsibility for all of CrossRoads' operations in Topeka, Indiana. Juday, a 14-year Keystone RV sales veteran, most recently served as group general manager for the Fuzion, Sprinter and Springdale brands. Juday will be supported by the key members of Keystone's operations team to foster improvements in manufacturing operations, quality and product development at CrossRoads.

Jeff Runels will become President of Keystone RV Company, assuming responsibility for all of the operations of Keystone in Goshen, Indiana and Pendleton, Oregon. Runels has been with Keystone for 11 years and has served as Keystone Vice President of Sales for the past three years, following previous roles as group general manager, product manager and district sales manager for Keystone.

Finally, Troy James will become President of Dutchmen and will be responsible for all of Dutchmen's operations in northern Indiana. James has been with Dutchmen for five years and previously led the successful charge to completely revamp the Dutchmen product line while serving as Vice President of Sales.

Keystone CEO, Matt Zimmerman, commented, "Jeff, Troy and Ryan have been instrumental in the continued growth of Keystone and Dutchmen, having earned the respect of our employees and our dealers. We plan to draw on their ability to lead a well-managed, customer-focused team as we concentrate on accelerating growth for all three organizations. The ability to remain nimble in an ever-changing market is a priority, and these strategic moves empower our people and ensure that we continue to meet the needs of our customers."

About Thor Industries, Inc.
Thor is the sole owner of operating subsidiaries that, combined, represent one of the world's largest manufacturers of recreational vehicles.

This release includes certain statements that are "forward looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor Industries, Inc., and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations, material or chassis supply restrictions, legislative and regulatory developments, the costs of compliance with increased governmental regulation, legal issues, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations and the potential economic impact of rising interest rates, restrictive lending practices, management changes, the success of new product introductions, the pace of obtaining and producing at new production facilities, the pace of acquisitions, the potential loss of existing customers of acquisitions, the integration of new acquisitions, the availability of delivery personnel, asset impairment charges, cost structure changes, competition, the potential impact of the strengthening of the U.S. dollar on international demand, general economic, market and political conditions and the other risks and uncertainties discussed more fully in ITEM 1A of our Annual Report on Form 10-K for the year ended July 31, 2015 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ending October 31, 2015. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT: Jeffery A. Tryka, CFA, Director of Corporate Development and Investor Relations, (574) 970-7912, jtryka@thorindustries.com